Exhibit 99.1

Petro River Completes Acquisition of the Havelide SystemTM Gas-to-Liquids Technology

Acquisition Expands Technology-Focused Business of Petro Spring

Houston, TX– March 3,2015 Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”) is pleased to report that its wholly owned subsidiary Petro Spring LLC (“Petro Spring”) has completed the previously announced acquisition of all the assets owned by chemical solutions provider Havelide GTL LLC (“Havelide”), including certain patents, intellectual property, trade secrets, and know-how related to Havelide’s process of converting natural gas to high value liquid products, including naphtha, hydrogen peroxide, and hydrogen gas (the “Acquisition”).  The process known as “The Havelide SystemTM” achieves gas-to-liquid (“GTL”) conversion through a proprietary molten salt catalyst.

The acquisition represents the first transaction by Petro Spring, the technology-focused arm of Petro River.

According to Executive Vice President Daniel Smith, “We are pleased to announce the successful closing of this transaction.  The intellectual property and trade secrets related to the Havelide SystemTM together with the addition of Dr. Boyd and his team will be valuable assets as Petro Spring seeks to guide this technology to commercialization.  The molten salt expertise associated with this innovative GTL technology will be a key differentiator for Petro Spring moving forward.”

Petro Spring Names New Chief Technology Officer

In connection with the acquisition, Havelide’s founder and former Chief Executive Officer, Dr. Stephen Boyd, formally accepted the position as Petro Spring’s Chief Technology Officer. Dr. Boyd obtained his Ph.D. in solid-state chemistry at Stony Brook University, is an expert in molten salt chemistry and is one of the first to apply molten salt chemistry towards GTL technology. Dr. Boyd is the author of eight patents.

About Petro Spring LLC.

Petro Spring is a wholly owned technology focused subsidiary of Petro River. It was launched with an intentionally broad mandate to acquire and commercialize cutting edge technologies with the intent to capitalize on the significant technological experience of its leadership team and network of industry relationships within the energy sector. Petro Spring owns the Havelide SystemTM, a proprietary method of converting natural gas (NG) to higher value liquid products. The Havelide SystemTM allows for the conversion from natural gas to high value liquids at less than half the cost of Fischer-Tropsch through a reduction in the capital, operating and processing costs.

About Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an energy company focused on applying modern technologies to both conventional and non-conventional oil and gas assets. The company leverages the diverse skill set of its leadership which includes executives with capital market experience as well as technical oil and gas experience.  Petro River’s core acreage is located in the Mid-Continent region in Oklahoma.  The company also wholly owns Petro Spring, its technology focused business.

Forward-Looking Statements

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to be materially different from any future performance that may be suggested in this news release. Such factors may include, but are not limited to: the ability to of the Company to obtain sufficient capital to develop its oil and gas assets, and otherwise execute it business plan. Many of these risks and uncertainties are beyond the Company's control. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations:

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